Bank of Tokyo-Mitsubishi

Bank of Tokyo-Mitsubishi, Ltd.
New York Branch
1251 Avenue of the Americas
New York, NY 10020-1104
Phone:  212-782-4522
Fax:  212-782-6435

January 25, 2002

Mr. Edward L. Larsen
Senior Vice President, Finance
The Talbots, Inc.
One Talbots Drive
Hingham, MA 02043

Re:  Revolving Credit Agreement dated as of January 25, 1994, and First Amendment dated November 21, 1995; Second Amendment dated as of April 18, 1996, and Third Amendment dated as of January 29, 1999, between The Talbots, Inc. as borrower, and The Bank of Tokyo Trust Company (the “Agreement”)

Dear Sir:

Pursuant to Section 14(j)(I) of the Agreement, we hereby accept your request for one-year extension of the Credit Facility Termination Date (as defined in the Agreement) so that the Credit Facility Termination Date is extended to January 28, 2004.

Sincerely,

Bank of Tokyo-Mitsubishi Trust Company

By:  HIROKI TSUCHIYA
——————————————
        Hiroki Tsuchiya
        Senior Vice President

CC: CC:	Mr. K. Natori, Aeon (U.S.A.), Inc. Carole Stone, VP, Talbots